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                                                                    EXHIBIT 4(b)


                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT


This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 14th day of February, 2001, by and among LACLEDE STEEL COMPANY, a Delaware corporation ("Laclede Steel"), Laclede Chain Manufacturing Company, a Delaware corporation ("Laclede Chain" together with Laclede Steel, collectively the "Borrowers" and individually, a Borrower), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Agent"), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement (as hereinafter defined).

                                    RECITALS

WHEREAS, the Borrowers, Agent and Lenders have entered into that certain Credit Agreement, dated as of December 29, 2000 (as further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers, Agent and Lenders desire to amend the Credit Agreement as herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and the Borrowers agree as follows:

Amendment to the Term Loan Amortization. Section 1.1(b)(ii) of the Credit Agreement is amended to read in its entirety as follows:

                (ii) Laclede Steel shall repay the Term Loan in consecutive monthly installments on the first day of each month in an installment amount equal to $108,333; provided that the first installment shall be on February 15, 2001 in an amount equal to $216,667. The final installment due on December 29, 2003 shall be in the amount of $2,600,011 or, if different, the remaining principal balance of the Term Loan.


Mandatory Prepayment. Section 1.3(b) of the Credit Agreement is amended to add the following subsection (iv) immediately at the end of such Section:

                     (iv) Immediately upon receipt by any Credit Party of any proceeds of the Continued Dumping and Subsidiary Act of 2000, Borrowers shall prepay the Term Loan in an amount equal to the sum of (A) 50% of such proceeds with respect to the first $2,000,000 of such proceeds received; provided with respect to the first $2,000,000 of such proceeds, the amount so prepaid will not exceed $500,000 and (B) 25% of the proceeds received in excess of $2,000,000. Any such prepayment shall be applied in accordance with Section 1.3(c).


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Amendments to Maximum Capital Expenditures and Minimum Borrowing Availability.
Subsections (a) and (f) of Annex G to the Credit Agreement are amended in their entirety to read as follows:

Maximum Capital Expenditures. Borrowers and their Subsidiary on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:


Period                              Maximum Capital Expenditures per Period
------                              ---------------------------------------
Fiscal Year 2001                                     4,500,000

Fiscal Year 2002                                     7,500,000

Fiscal Year 2003                                    11,000,000

                (f) Minimum Borrowing Availability. Borrowers shall maintain Borrowing Availability, in the aggregate, of at least $9,000,000; provided, that the minimum Borrowing Availability required from July 1, 2001 and thereafter shall be reduced to $5,000,000 (A) upon receipt of the Compliance Certificate delivered with the June 30, 2001 Financial Statements, demonstrating that the Borrowers are in compliance with the financial covenants in this Annex G and
(B) provided that there is no Event of Default pursuant to Section 8.1 (a), (h) or (i).

Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

This Amendment shall have been executed and delivered by Lenders and the Credit Parties; and The representations and warranties contained herein shall be true and correct in all respects.

Representations And Warranties Of Credit Parties.

The execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and


Neither the execution, delivery and performance of this Amendment by each Credit Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Credit Party's certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.


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Reference To And Effect Upon The Credit Agreement.
Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.


Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)


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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment No. 1 as of the date first written above.

                                    BORROWERS

                                    LACLEDE STEEL COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    LACLEDE CHAIN MANUFACTURING COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Agent and Lender


                                    By:
                                        ----------------------------------------
                                            Duly Authorized Signatory


                                    HELLER FINANCIAL, INC.
                                    as Co-Agent and Lender


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    CONGRESS FINANCIAL CORPORATION (CENTRAL), as
                                    Co-Agent and Lender

                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------